UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other authority of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Fourth Amendment to Form 8-K filed November 1, 2022 updates investors on our previously announced proposed acquisition of the assets of a training and compliance software provider in the Midwest signed on October 28, 2022 for up to $280,000 cash, seller notes, and earn-out.

On November 2, 2022, in a First Amendment to Form 8-K filed November 1, 2022, we notified investors that the terms of the proposed transaction were binding (i.e., consideration to be paid in cash, seller notes, and earn-out). There were no financial penalties for not closing the transaction as papered.

On November 28, 2022, in a Second Amendment to Form 8-K filed November 1, 2022, we extended the proposed transaction’s closing deadline to January 15, 2021 and reallocated a minimum earn-out of $35,000 in 2023 to purchase consideration in the form of a seller note.

On December 17, 2022, we amended the purchase agreement for the potential target to clarify it as non-binding with regard to break-up fees or penalties if not consummated, referencing the document as a “non-binding letter of intent”. This revised document was included in Form 1A/A filed December 21, 2022 in response to Securities Exchange Commission comments.

On January 12, 2023 as filed in a Third Amendment to Form 8-K filed November 1, 2022, based on comments from the Securities Exchange Commission regarding the significance of the proposed transaction and requirement for audited financials within our offering documents, we notified investors that we terminated our non-binding agreement to purchase the assets of the business. No cash, stock or other consideration was issued as a deposit for the transaction.

There were no break-up fees or penalties for our termination of the proposed action. Investors should disregard this terminated proposed transaction and any prior references to it in reviewing our securities for investment, including materials and investor information filed in Form 8-K dated December 2, 2022 and Form 1A/A filed on December 21, 2022.

Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events.

On October 28, 2022, we signed a purchase agreement to acquire the assets of a training software provider based in the Midwest and founded in 2008 that creates customized training programs for its clients. The Company specializes in helping companies in various agricultural sectors as well as food manufacturers and processors. Primary markets for the Company include the following: 1) Ag crop inputs manufactures and distributors: crop inputs, seed, and equipment, and 2) Ag Retailers: cooperatives and private/public owned retail ag companies. Secondary markets for the Company include the following: 1) Animal Health and nutrition (AH) manufactures and distributors, and 2) Food manufacturers/processors. Over the past few years, the business generated annual revenues of roughly $500,000 in agriculture/food markets. It can expand to multiple additional industry verticals including manufacturing, health, and education. Total agreed purchase price is up to $280,000, including $120,000 cash due on closing by November 30, 2022, subject to extension, promissory notes of $70,000 due January 1, 2023 and $40,000 due January 1, 2024, and a $50,000 performance based earnout. We are in discussions with our minority investment, The Agrarian Group LLC, to enter into a management agreement for the business to expand it to the AgTech market. There are no assurances that we will be able to finance the transaction given current market conditions or under the agreed timeline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: January 27, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer